Ex 99.01

P R O X Y	DETACH HERE PROXY XICOR, INC. 933 Murphy Ranch Road Milpitas, CA 95035 SPECIAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Louis DiNardo and Geraldine Hench, or either of them, proxies, with full power of substitution, to represent and to vote all shares of Common Stock of Xicor, Inc. (the “Company”) that the undersigned is entitled to vote, with all the powers the undersigned would possess if personally present, at the Special Meeting of Shareholders to be held at the principal executive offices of the Company, 933 Murphy Ranch Road, Milpitas, CA 95035 on July 29, 2004 at 9:00 a.m., local time, and at any adjournment or postponement thereof, for the purposes set forth on the reverse side. The undersigned acknowledges receipt of the accompanying proxy statement/prospectus, dated June 28, 2004, and the related Notice of Special Meeting of Shareholders. This proxy revokes all prior proxies given by the undersigned.

The shares represented hereby will be voted as directed herein. If no direction is indicated with respect to the proposal, such shares will be voted FOR the proposal.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE OR OTHERWISE FOLLOW THE VOTING INSTRUCTIONS ON REVERSE SIDE

SEE REVERSE	CONTINUED AND TO BE SIGNED	SEE REVERSE
SIDE	ON REVERSE SIDE	SIDE

XICOR, INC.

C/O AMERICAN STOCK TRANSFER & TRUST COMPANY

59 MAIDEN LANE

NEW YORK, NY 10038

Voter Control Number

Your vote is important. Please vote immediately.

Vote-by-Internet			Vote-by-Telephone

1.	Log on to the Internet and go to http://www.voteproxy.com	OR	1.	Call toll-free 1-800-PROXIES (1-800-776-9437)

2.	Enter your Voter Control Number listed above and follow the steps outlined on the secured website.		2.	Enter your Voter Control Number listed above and follow the recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

The Board of Directors recommends a vote FOR the proposal.

To adopt the Agreement and Plan of Merger, dated as of March 14, 2004, by and among Intersil Corporation, Xicor, Inc., New Castle Sub LLC, a wholly-owned subsidiary of Intersil (the “LLC”), and New Castle Merger Sub Corp., a wholly owned subsidiary of the LLC (“Merger Sub”) pursuant to which Xicor is being acquired by Intersil.

FOR AGAINST ABSTAIN ☐ ☐ ☐

Mark box at right if you plan to attend the Special Meeting.	☐

Mark box at right for address change and note at left.	☐

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature:	Date:	Signature:	Date: